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                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------


                 This Executive Employment Agreement is entered into as of this ___ day of October, 1994 between Walter M. Vannoy (the "Executive") and Figgie International Inc., a Delaware corporation ("Company"):

                 WHEREAS, the Company experienced extreme financial difficulties which jeopardized the continued existence of the Company; and

                 WHEREAS, the Board of Directors requested that the Executive temporarily come out of retirement and guide the Company through the most difficult period of the Company's recent existence which period has and continues to involve a complete restructuring of the debt and finances of the Company and the disposition of a significant portion of the Company's businesses; and

                 WHEREAS, despite the complete disruption of his personal life, the Executive has served the Company during this difficult period, first as Vice-Chairman of the Board and then as Chairman of the Board and Chief Executive Officer of the Company, commuting between his home in Virginia and the Company offices in Willoughby, Ohio; and

                 WHEREAS, the Board of Directors is actively searching for a person to become Chief Executive Officer of the Company and desires to have the Executive continue to be employed on a full-time basis until the new Chief Executive Officer has been in office for 90 days and on a part-time basis thereafter; and
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                 WHEREAS, the Executive has been paid at a rate of base salary far below the level of comparable executives in order to ease the cash-flow problems of the Company; and

                 WHEREAS, the Executive has been serving the Company solely on the basis of oral representations and promises; and

                 WHEREAS, it is the desire of the Company and the Executive to reduce to writing the full understanding between them relating to the performance of services for the Company by the Executive;

                 NOW THEREFORE, in consideration of the mutual promises contained herein and other consideration the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company agree as follows:

                 1. EMPLOYMENT. The employment of the Executive with the Company shall be as follows in the following periods:

                          a. Between February 16, 1994 and May 18, 1994, the Executive performed services for the Company on a full-time basis as Vice-Chairman of the Board of Directors.

                          b. On May 18, 1994, the Executive became the Chairman of the Board and Chief Executive Officer of the Company and has served as such until the date of this Agreement.

                          c. From and after the date of this Agreement until such date as a new Chief Executive Officer of the Company, duly elected by the Board of Directors, takes office (the "New CEO Start Date"), the Executive shall





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                 continue to serve the Company on a full-time basis as Chairman of the Board and Chief Executive Officer.

                          d. From and after the New CEO Start Date until 90 days thereafter ("The 90th Day"), the Executive shall serve the Company on a full-time basis as Chairman of the Board of Directors.

                          e. From and after The 90th Day until the Separation Day, as defined below (the "Follow-Up Period"), the Executive shall serve the Company on a part-time basis with such title, if any, as the Board of Directors shall deem appropriate.

The "Separation Day" shall be such day which is the number of days after The 90th Day as will equal the number of days between February 16, 1994 and The 90th Day.

                 2. DUTIES. The Executive shall have the following duties during the following periods:

                          a. From the date of this Agreement until the New CEO Start Date, the Executive will devote his full business time and best efforts to the business of the Company and its related organizations performing such duties as are customary to the positions of Chairman of the Board and Chief Executive Officer and as may be reasonably requested by the Board of Directors of the Company.

                          b. From the New CEO Start Date until The 90th Day, the Executive will devote his full business time and best efforts to the business of the Company and its related





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                 organizations performing such duties as are customary to the position of Chairman of the Board and as may be reasonably requested by the Board of Directors of the Company.

                          c. From The 90th Day until the Separation Day, the Executive will perform such duties as may be reasonably requested by the Chief Executive Officer or Board of Directors of the Company provided that such duties shall be on a part-time basis; provided however, that if there has been a "Change of Control" of the Company the Executive will not be required to perform any duties during the Follow-Up Period. For purposes of this Agreement, "Change of Control" shall mean:

                          (i) A change in the composition of the Board of Directors of the Company such that a majority of the Board members are not continuing directors, as that term is defined in Article Sixth of the Company's Certificate of Incorporation as in effect on the date hereof;

                          (ii) Approval by the stockholders of the Company of a reorganization, merger or consolidation with respect to which, in any such case, the persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 51% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

                          (iii) Liquidation or dissolution of the Company or a sale of all or substantially all of the assets of the Company.

The Executive will at all times prior to a Change of Control conduct himself in conformity with the policies of the Company.





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                 3.       COMPENSATION.  The Executive shall be entitled to the
following compensation for the performance of his duties during the term of this Agreement:

                          a. During the period of this Agreement (from February 16, 1994 to the Separation Day), the Executive will be paid a base salary at an annual rate of $400,000.00.

                          b. For each partial or full calendar year that this Agreement shall be in effect, the Executive will be paid such bonus as shall be determined by the Compensation Committee of the Board of Directors (with the Executive recused from the discussion and vote) of the Company under the regular bonus programs of the Company applicable to senior executives in effect at that time.

                 4. RESTRICTED STOCK. The Executive has been granted 115,497 shares of restricted stock under the 1993 Restricted Stock Purchase Plan For Employees ("Restricted Stock Plan"). It is understood by Executive that upon the termination of employment of the Executive pursuant to this Agreement, it is the intention of the Company to exercise its right to repurchase the restricted stock in accordance with the schedule set forth in the Restricted Stock Plan applicable to persons who take normal retirement under the Company's Retirement Income Plan II. As long as the Agreement is not terminated pursuant to Section 7 hereof, the date of termination of employment of the Executive for purposes of the Restricted Stock Plan shall be deemed to be the Separation Day.





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                 5.       BENEFIT PLANS.  During the term of this Agreement,
Executive shall be entitled to participate in all employee benefit plans which are maintained or established by the Company from time to time and which cover the Company's senior executives provided he satisfies any applicable eligibility requirements therefor. Executive acknowledges the right of the Company to amend or terminate such plans at any time in the exercise of its discretion; provided however that no such amendment or termination subsequent to a Change of Control shall reduce the level of benefits below the level in effect 90 days prior to the Change of Control. Executive further acknowledges that the Company may wish to maintain insurance on his life for its benefit and agrees to submit to any physical examination which may be required in order to obtain such insurance.

                 6. EXPENSES. The Executive will be reimbursed for all reasonable expenses incurred by him in performing his duties hereunder provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company. Such expenses shall include, during the period between February 16, 1994 and The 90th Day, the cost of airplane travel once each week between his home in Virginia and the Company offices in Willoughby, Ohio and the cost of a temporary dwelling unit in the Cleveland, Ohio area.

                 7.       TERMINATION OF EMPLOYMENT.

                          a. DEATH; DISABILITY. In the event of Executive's death or Disability (as hereinafter defined), his employment with the Company shall be deemed





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                 terminated as of the end of the month in which such death or
                 Disability occurs, and all rights, duties and obligations of the parties hereunder shall immediately cease, except that the Company shall pay Executive or his Successor in Interest amounts due under Section 8 hereof, and except, in the case of a termination due to Disability, Executive's obligations under Sections 10 and 11 shall continue. For purposes of this Section, Disability shall be deemed to have occurred if (a) Executive shall be unable to perform his duties on an active full-time basis by reason of disability or impairment of health for a period of at least ninety (90) consecutive calendar days or (b) the Company shall have received a certificate from a physician reasonably acceptable to both the Company and Executive (or his representative) to the effect that Executive is incapable of reasonably performing services under this Agreement in accordance with past practices.

                          b. BY COMPANY FOR GOOD CAUSE. Executive's employment with the Company may be terminated, prior to a Change of Control, at the option of and by written notice from the Company if the Board of Directors of the Company shall find Good Cause for termination. For purposes of this Agreement, Good Cause shall mean only (i) Executive's willful failure to perform his duties under this Agreement within a reasonable period of time after receipt of written notice from the Company setting





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                 forth in reasonable detail the duties which Executive has
                 failed to perform and the corrective actions expected of him;
                 (ii) a breach of Executive's duty of loyalty to the Company, including but not limited to a breach of Executive's obligations under Sections 10 or 11 below; (iii) indictment for, conviction of, or written confession to a crime against the Company or a crime which otherwise materially adversely affects Executive's ability to perform his obligations under this Agreement, any business relationships which the Company maintains or the general reputation and good will of the Company; or (iv) Executive shall have been found by the Board of Directors of the Company to have been repeatedly and excessively using alcohol, drugs and/or any other intoxicating or controlled substance. Upon any such termination all rights, obligations and duties of the parties hereunder shall immediately cease, (including but not limited to the Company's obligation to pay severance pay under Section 8 hereof), except Executive's obligations under Section 11 hereof. The Executive's employment cannot be terminated after a Change of Control for Good Cause.

                          c. BY COMPANY WITHOUT GOOD CAUSE. The Company may also terminate Executive's employment at any time by written notice without Good Cause, whereupon all rights, obligations and duties of the parties hereunder shall immediately cease, except that the Company shall pay





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                 Executive amounts due under Section 8 hereof, and except that the Executive shall be bound by his obligations under Section 11 hereof.

                          d. BY EXECUTIVE FOR GOOD REASON. Executive may terminate his employment with the Company upon not less than ninety (90) days advance written notice for "Good Reason." Upon the effective date of any such termination all rights, obligations and duties of the parties hereunder shall immediately cease, except for Executive's obligations under
                 Section 11 hereof and the Company's obligations under Section 8 hereof. For purposes of this Agreement, the Executive will have "Good Reason" if (i) the Board of Directors of the Company shall fail to re-elect, or shall remove Executive from the offices specified in Section 1 hereof during the periods specified in said Section 1, (ii) the Board of Directors of the Company shall, during the period prior to the New CEO Start Date, make a significant negative change in the nature or scope of the authorities, powers, functions or duties of Executive , (iii) the Company shall fail to pay when due any compensation provided for in this Agreement and such failure is not corrected within ten days after notice thereof to the Company by the Executive, or (iv) any pattern of harassment done with the approval of the Board of Directors of the Company which impedes the Executive in the exercise of his authorities, powers, functions or duties hereunder in the manner in which they





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                 would normally be exercised by an officer with similar powers, functions and duties.

                          e.        BY EXECUTIVE WITHOUT GOOD REASON.
                 Executive may terminate his employment with the Company upon not less than ninety (90) days advance written notice but in any event not prior to March 31, 1995. Upon the effective date of any such termination all rights, obligations and duties of the parties hereunder shall immediately cease, except for Executive's obligations under Section 11 hereof. The Company shall not be prohibited from terminating Executive under Section 7(c) above following receipt of a notice of termination from Executive, subject to its obligations thereunder.

                 8. SEVERANCE PAY. If Executive's employment is terminated pursuant to Section 7(a), 7(c) or 7(d) above, the Company shall pay a prorata portion of any bonus which would have been payable to the Executive under Section 3(b) hereof. In addition, the Executive or his Successor in Interest shall be entitled to receive the base salary the Executive would have otherwise received under Section 3(a) above during whichever of the following periods shall be applicable:

                          a. If the Executive's employment is terminated prior to The 90th Day, such base salary shall be paid for the number of days subsequent to his termination of employment which is equal to the number of days between February 16, 1994 and his date of termination of employment; or





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                          b.        If the Executive's employment is terminated
                 after The 90th Day, such base salary shall be paid until the Separation Day.

Such severance pay shall be paid in accordance with the Company's normal payroll practices.

         The Executive may designate a Successor (or Successors) in Interest to receive any and all amounts due the Executive in accordance with this Agreement should the Executive be deceased at any time of payment. Such designation of Successor(s) in Interest shall be made in writing and signed by the Executive, and delivered to the Company. Any such designation may be made to any legal person, persons, trust or the Executive's estate as he shall determine in his sole discretion. In the event any designation shall be incomplete, or in the event the Executive shall fail to designate a Successor in Interest, his estate shall be deemed to be his Successor in Interest to receive such portion of all of the payments due hereunder. The Executive may amend, change or revoke any such designation at any time and from time to time, in the same manner. This
Section 8 shall not supersede any designation of beneficiary or successor in interest made by the Executive, or separately covered, under any other plan, program, policy or practice of the Company.

         If the Executive's employment is terminated for any of the reasons set forth in Sections 7(b) or 7(e) hereof, none of the payments provided in this
Section 8 will be made by the Company.





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                 9.       TERM.  This Agreement will continue in effect from
the date hereof until the Separation Day unless sooner terminated under Section 7 hereof.

                 10.      NON-COMPETITION.

                          a. RESTRICTIONS. As consideration for the compensation and benefits to be provided to the Executive under this Agreement, and as an additional incentive for the Company to enter into this Agreement, the Executive will not during the term of this Agreement directly or indirectly, for himself or for others, in any state of the United States or in any foreign country where the Company or any of its Affiliates (as defined below) is then conducting the Business (as defined below) or has, during the previous twelve (12) months, conducted the Business:

                                    (1)    engage in the Business;

                                    (2)    render advice, consultation, or
                          services to or otherwise assist any other person or entity who competes, directly or indirectly, with the Company or any of its Affiliates;

                                    (3)    transact any business in any manner
                          pertaining to suppliers or customers of the Company or any of its Affiliates which, in any manner, would have, or is likely to have, an adverse effect upon the conduct of the Business of the Company or any of its Affiliates; or





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                                    (4)    induce any employee, agent or
                          representative of the Company or any of its Affiliates to terminate his or her employment with the Company or such Affiliate.

                          b.        DEFINITIONS.  For the purposes of this
                 Section 10, the "Business" will mean the business activities of whatever nature of the Company and its Affiliates carried on within a 100 mile radius of any facility or office operated or maintained by the Company or any of its Affiliates. The term "Affiliates" shall mean any entity controlling, controlled by or under common control with the Company, including, but not limited to, the Company divisions and subsidiaries.

                          c. REASONABLENESS; ENFORCEMENT. The Executive understands that the foregoing restrictions may limit his ability to engage in certain business pursuits during the period provided for above, but acknowledges that he will receive sufficiently higher remuneration and other benefits from the Company hereunder than he would otherwise receive to justify such restriction. The Executive acknowledges that he understands the effect of the provisions of this Section 10, that he has had reasonable time to consider the effect of these provisions, and that he was encouraged to and had an opportunity to consult an attorney with respect to these provisions. The Company and the Executive consider the restrictions contained in this Section 10 to be





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                 reasonable and necessary.  Nevertheless, if any aspect of
                 these restrictions is found to be unreasonable or otherwise unenforceable by a Court of competent jurisdiction, the parties intend for such restrictions to be modified by such Court so as to be reasonable and enforceable and, as so modified by the Court, to be fully enforced. In the event of a breach or threatened breach of this Section 10 by the Executive, the Company will be entitled to preliminary and permanent injunctive relief, without bond or security, sufficient to enforce the provisions thereof and the Company will be entitled to pursue such other remedies at law or in equity which it deems appropriate.

                 11.      CONFIDENTIAL INFORMATION.

                          a. PROHIBITION ON DISCLOSURE OR USE OF CONFIDENTIAL INFORMATION. The Executive will at all times keep and maintain Confidential Information (as defined below) confidential and will not, at any time, either during or subsequent to his employment with the Company, either directly or indirectly, use any Confidential Information for his own benefit, or otherwise divulge, disclose, or communicate any Confidential Information to any person or entity in any manner whatsoever, other than employees or agents of the Company or its Affiliates who have a need to know such information, and then only to the extent necessary to





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                 perform their responsibilities on behalf of the Company or its
                 Affiliates.

                          b.        DEFINITION OF CONFIDENTIAL INFORMATION.
                 "Confidential Information" will mean any and all information (excluding information in the public domain) relating to the Business, including, without limitation, all patents and patent applications; copyrights (whether registered or to be registered in the United States or elsewhere) which are applied for, issued to or owned by the Company or any of its Affiliates; inventions; trade secrets; computer programs, engineering and technical data, drawings or designs; manufacturing techniques; information concerning pricing and pricing policies; marketing techniques; suppliers; methods and manner of operations; and information relating to the identity and location of all past, present and prospective customers.

                          c. ENFORCEMENT. The Executive's obligations contained in this Section 11 are of a special and unique character which gives them a peculiar value to the Company. The parties recognize that the Company cannot be reasonably or adequately compensated in damages alone in an action at law should the Executive breach such obligations. The Executive therefore expressly agrees that, in addition to any other rights or remedies which the Company may possess, it will be entitled to injunctive and other equitable relief in the form of preliminary and permanent injunctions, without bond or





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                 other security, in the event of any actual or threatened
                 breach of such obligations by the Executive, in order to enforce this Section 11.

                 12. SUCCESSORS. This Agreement is personal to the Executive and will not be assignable by him without the prior written consent of the Company. Any amounts payable and stock issuable after the death of the Executive shall be paid to his spouse if then living and otherwise to the executor or administrator of his estate. This Agreement will inure to the benefit of and be binding upon the Company, its Affiliates and their successors and assigns.

                 13. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio without reference to principles of conflict of laws. Any action brought to enforce this Agreement or to seek relief based upon any provision of it will be brought in a court of competent jurisdiction in the State of Ohio.

                 14. MERGER. This Agreement supersedes any and all prior agreements, whether written or oral, with respect to the Executive's employment by the Company or any of its Affiliates and contains all of the promises, representations, warranties and agreements between the parties with respect to such employment.

                 15. MODIFICATION. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties or their respective successors.

                 16. NOTICES. All notices or other communications hereunder will be writing and will be given by hand delivery to the





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other party or by registered or certified mail, return receipt requested, postage prepaid, to the following:

                 If to the Executive:

                                    Walter M. Vannoy
                                    4709 John Scott Drive
                                    Lynchburg, Va. 24503

                 If to the Company:

                                    Figgie International Inc.
                                    4420 Sherwin Road
                                    Willoughby, Ohio 44094
                                    Attn:  Vice President International,
                                           General Counsel and Secretary

Any party may from time to time change its address for purposes of this Agreement by giving notice of such change to the other party, but no such change will be deemed effective until actually received by the party to whom it is directed. Notice and communications under this Agreement will be effective when actually received by the party to whom they are directed.





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                 IN WITNESS WHEREOF, this Agreement is executed by or on behalf of the undersigned as of this ______ day of October, 1994.

                                                  THE EXECUTIVE:


                                                  ______________________________



                                                  FIGGIE INTERNATIONAL INC.


                                                  By:___________________________

                                                  Title:________________________





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